EXHIBIT j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated October 14, 2005, relating to the financial statements and financial highlights which appears in the August 31, 2005 Annual Report to Shareholders of Phoenix Growth & Income Fund (constituting Phoenix Equity Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 2005